SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2008

THE CENTER FOR WOUND HEALING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-105778	87-0618831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 White Plains Road Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 372-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation

Pursuant to Article 12.1 of the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of March 31, 2008 by and among The Center for Wound Healing, Inc. (the “Company”), Bison Capital Equity Partners II-A, L.P. (“Bison A”) and Bison Capital Equity Partners II-B, L.P. (“Bison B” and together with Bison A, the “Purchaser”), as of September 25, 2008, the date the Company provided to Purchaser consolidated financial statements for the Company and its subsidiaries for the fiscal year ending June 30, 2008 that satisfied the requirements set forth in Section 12.1(a) of the Securities Purchase Agreement, the Purchaser has the right to request that the Company purchase all of the capital stock of the Company owned directly or indirectly by Purchaser or its affiliates (or their assigns) (the “Applicable Shares”) at the Put Price (as defined in the Securities Purchase Agreement) on a date no more than 90 days after such request is made by the Purchaser.  (The Applicable Shares are comprised of warrants for 7,080,363 shares of the Company’s common stock, par value $.001 per share.)  On the date hereof, the Put Price is $5.00 per Applicable Share. Moreover, on the date hereof, no such request has been made by the Purchaser.

The foregoing summary is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement, a copy of which is incorporated by reference herein as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits:

Exhibit Number	Description
4.1
Securities Purchase Agreement dated as of March 31, 2008 among the Company and the Purchasers (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K as filed with the SEC on April 7, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Center for Wound Healing, Inc.

Dated: April 14, 2009	By:	/s/ Andrew G. Barnett
Name: Andrew G. Barnett
Title: Chief Executive and Chief Financial Officer